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INTERMET CORPORATION
5445 Corporate Drive, Suite 200
Troy, MI 48098-2683                                                 EXHIBIT 99.1
Tel: 248-952-2500
Fax: 248-952-2501


INTERMET



                                                      NEWS RELEASE

                                                      For IMMEDIATE Release
                                                      Contact: Mike Kelly
                                                      INTERMET Corporation
                                                      248-952-2500


INTERMET CHIEF FINANCIAL OFFICER DORETHA J. CHRISTOPH RESIGNS

Troy, Michigan, August 14, 2002 - INTERMET Corporation (Nasdaq: INMT) announced today that Doretha J. Christoph, Vice President of Finance and Chief Financial Officer, has resigned from the company, effective August 31, 2002.

Ms. Christoph said that an illness within her family requires her to be out of state for a period of time. "It has been a pleasure to be associated with INTERMET," she said.

John Doddridge, Chairman and Chief Executive Officer, said, "We will miss Doretha as well as the talents she brought to the company over the last seven years. However, she has agreed to provide consultation when needed. Doretha has made a tremendous contribution to the continued success of INTERMET. We wish her all the best."

With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry. INTERMET's strategy is to be the leading supplier of cast-metal automotive components in the world. The company has more than 6,000 employees at facilities located in North America and Europe. More information is available on the Internet at www.intermet.com.

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